Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE SAID "BIO-MATRIX SCIENTIFIC GROUP INC.", FILED A CERTIFICATE OF AMENDMENT, CHANGING ITS NAME TO "BMXP HOLDINGS INC.", THE TWENTY-FIRST DAY OF AUGUST, A.D. 2006, AT 5:22 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "BIO-MATRIX SCIENTIFIC GROUP INC." WAS INCORPORATED ON THE SIXTH DAY OF OCTOBER, A.D. 1978.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.



Harriet Smith Windsor, Secretary of State

0861109 8320

071125212

AUTHENTICATION: 6061437

DATE: 10-17-07

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/[illegible]/1999
991409228 – 0561109

FIRST RESTATED CERTIFICATE OF INCORPORATION
OF
UNITED STATES AIRCRAFT CORPORATION

1. The name of the corporation is UNITED STATES AIRCRAFT CORPORATION (which is hereinafter referred to as the "Corporation").

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 6, 1978.

3. This First Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the stockholders of the Corporation at a meeting duly called, duly executed and acknowledged by the officers of the Corporation, and duly adopted in accordance with the provisions of Sections 103, 242, and 245 of the General Corporation Law of the State of Delaware, and restates, integrates, and further amends the provisions of the Certificate of Incorporation of the Corporation and, upon filing with the Secretary of State in accordance with Section 103, shall thenceforth supersede the original Certificate of Incorporation and all amendments thereto prior to the date of such filing, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

4. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

Name

The name of the Corporation shall be Neo Vision Corporation.

ARTICLE II

Address

The registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

Purpose

The purpose for which this Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

Stock

The total number of shares of stock that the Corporation shall have the authority to issue is one hundred seventy-five million (175,000,000) consisting of one hundred million (100,000,000) shares of a single class of Common Stock (the "Common Stock" or the "New Common Stock"), par value of each share of Common Stock shall be one-tenth of one cent ($.001) and seventy-five million (75,000,000) shares of Preferred Stock, par value of each share of Preferred Stock shall be one-tenth of one cent ($.001).

Effective at the time of the filing with the Secretary of State of the State of Delaware of the First Restated Certificate of Incorporation of the Corporation, which inter alia, adds this paragraph to Article IV thereof, each share of the Corporation's Class A Common Stock, par value $.50 per share, issued and outstanding or held in treasury immediately prior to such time shall, without any action on the part of the respective holders thereof, be reclassified into one-fifth (1/5) of a share of New Common Stock, par value $.0001 per share, and each stock certificate that, immediately prior to the time of such filing, represented shares of the Corporation's Class A Common Stock, par value of $.50 per share, shall, from and after such time and without the necessity of presenting the same for exchange, represent the number of shares of New Common Stock into which the shares of Class A Common Stock represented by such stock certificate were reclassified pursuant hereto. Notwithstanding the foregoing sentence, no person shall hold a fractional share of New Common Stock of the Corporation as a result of the foregoing reclassification of Class A Common Stock, but instead of any fraction of a share which would otherwise result from such reclassification, the Corporation shall, upon the surrender for cancellation by any former holder of Class A Common Stock of any certificate formerly representing shares of the Corporation's Class A Common Stock, pay in cash in respect of such fraction in an amount equal to the product of (x) each fraction and (y) $fair value of one share of Class A Common Stock.

Effective at the time of the filing with the Secretary of State of the State of Delaware of the First Restated Certificate of Incorporation of the Corporation which, inter alia, adds this paragraph to Article IV thereof, each share of the Corporation's Class B Common Stock, par value $.001 per share, issued and outstanding or held in treasury

immediately prior to such time shall, without any action on the part of the respective holder thereof, be reclassified into two-thirteenth (2/13) of a share of New Common Stock, par value $.001 per share, and each stock certificate that, immediately prior to the time of such filing, represented shares of the Corporation's Class B Common Stock, par value $.001 per share, shall, from and after such time and without the necessity of presenting the same for exchange, represent the number of shares of New Common Stock into which the shares of Class B Common Stock represented by such stock certificate were reclassified pursuant hereto. Notwithstanding the foregoing sentence, no person shall hold a fractional share of New Common Stock of the Corporation as a result of the foregoing reclassification of Class B Common Stock, but, instead of any fraction of a share which would otherwise result from reclassification, the Corporation shall, upon the surrender for cancellation by any former holder of Class B Common Stock of any certificate formerly representing shares of the Corporation's Class B Common Stock pay cash in respect of such fraction in an amount equal to the product of (x) such fraction and (y) $fair value of one share of Class B Common Stock.

Section 1.

Common Stock. The Board of Directors of the Corporation may, from time to time, distribute on a pro rata basis to its Common Stock stockholders, out of assets or funds of the Corporation legally available therefor, a portion of its assets, in cash or property.

The Board of Directors of the Corporation may, from time to time, cause the Corporation to purchase shares of its own Common Stock out of assets or funds of the Corporation legally available therefor.

The Corporation may issue rights and options to purchase shares of Common Stock of the Corporation to Directors, Officers or employees of the Corporation or any affiliate thereof, and no stockholder approval or ratification of any such issuance of rights and options shall be required.

Section 2.

Preferred Stock. The Corporation shall have authority to issue its Preferred Stock in one or more series. The Board of Directors is vested with authority to establish and designate series and to fix the number of shares to be included in each such series and the rights, powers, preferences and limitations, qualification, or restriction of each such series, subject to the provisions set forth below. If the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with

the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

a. The number of shares constituting that series and the distinctive designation of that series;

b. Whether dividends, if any, shall be cumulative or non-cumulative and, if so, from which date or dates, and the rights with respect to dividends of the series;

c. Whether that series shall participate in unlimited dividend rights, and, if so, the extent of such participation;

d. Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights, including whether it shall vote as a separate series, or with other series of Preferred Stock, or as one class with the holders of Common Stock, with or without other series of Preferred Stock, and whether differently as to different matters, or any combination of the foregoing;

e. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

f. Whether or not the share of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

g. The amounts payable on the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

h. Restrictions on the issuance of shares of the same series or of any other class or series; and

i. Any other rights, preferences and limitations of that series.

Dividends on outstanding Preferred Stock of each series shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

Upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive out of the assets of the Corporation, before any distribution shall be made to the holders of the Common Stock, the amounts determined to be payable on the Preferred Stock of each series in the event of voluntary or involuntary liquidation.

No holder of Preferred Stock shall be entitled to any preemptive rights.

The Corporation may issue rights and options to purchase shares of Preferred Stock of the Corporation to Directors, Officers or employees of the Corporation or any affiliate thereof, and no stockholder approval or ratification of any such issuance of rights and options shall be required.

ARTICLE V

Board of Directors

The number of persons to serve on the Board of Directors shall be fixed or in the manner provided by the Bylaws.

ARTICLE VI

Limitation of Liability and Indemnification

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Laws of the State of Delaware.

The Corporation shall, to the fullest extent permitted by the General Corporation Laws of the State of Delaware (the "GCL"), as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by the GCL, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ARTICLE VII

Election of Directors

All elections of Directors will be by ballot vote where a ballot vote is demanded by any person entitled to vote prior to the time the voting begins; otherwise, a voice vote will suffice.

ARTICLE VIII

Amendment of Bylaws

The Bylaws may be altered, amended, repealed or temporarily or permanently suspended, in whole or in part, or new bylaws adopted by the action of the Board of Directors or the stockholders, in accordance with the provisions set forth below:

Section 1.

By Action of the Board of Directors. The Bylaws may be altered, amended, repealed or temporarily or permanently suspended, in whole or in part, or new bylaws adopted by the action of the Board of Directors only upon the affirmative vote of a majority of the entire Board of Directors. Such vote may be taken at any annual, regular or special meeting of the Board of Directors if notice of such alteration, amendment, repeal or adoption of the new bylaws shall be contained in the notice of such annual, regular or special meeting.

Section 2.

By Action of the Stockholders. The Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders only upon the affirmative vote as to all the stock held by the holders of not less than sixty-six and two-thirds percent (66 2/3 %) of the combined voting power of the issued and outstanding shares of Voting Stock (as defined in Article IX), voting together as a single class. Such vote may be taken at any annual or special meeting of the stockholders if notice of such alteration, amendment, repeal, or adoption of new bylaws shall be contained in the notice of such annual or special meeting.

ARTICLE IX

Board Considerations Upon Significant Events

The Board, when evaluating any (A) tender offer or invitation for tender, or proposal to make a tender offer or request or invitation for tender, by another party, for

any equity security of the Corporation, or (B) proposal or offer by another party to (1) merge or consolidate the Corporation or any subsidiary with another corporation or other entity, (2) purchase or otherwise acquire all or substantially all of the properties or assets of the Corporation or any subsidiary, or sell or otherwise dispose of to the Corporation or any subsidiary all or a substantial portion of the properties or assets of such other party, or (3) liquidate, dissolve, reclassify the securities of, declare an extraordinary dividend of, recapitalize or reorganize the Corporation, shall take into account all factors that the Board deems relevant, including, without limitation, to the extent so deemed relevant, the potential impact on employees, customers, suppliers, partners, joint ventures and other constituents of the Corporation and the communities in which the Corporation operates.

In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of this First Restated Certificate of Incorporation, any alteration, amendment or repeal relating to this Article IX must be approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3 %) of the combined voting power of the issued and outstanding shares of Voting Stock, voting together as a single class. Voting Stock is defined as all issued and outstanding shares of capital stock of the Corporation, that pursuant to or in accordance with this First Restated Certificate of Incorporation, are entitled to vote generally in the election of directors of the Corporation, and each reference herein, where appropriate, to a percentage or portion of shares of Voting Stock, shall refer to such percentage or portion of the voting power of such shares entitled to vote. The issued and outstanding shares of Voting Stock shall not include any shares of Voting Stock that may be issuable pursuant to any agreement, or upon the exercise or conversion of any rights, warrants or options, or otherwise.

ARTICLE X

In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of this First Restated Certificate of Incorporation, any alteration, amendment or repeal of this Article X must be approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3 %) of the combined voting power of the issued and outstanding shares of Voting Stock (as defined in Article IX), voting together as a single class.

ARTICLE XI

Stockholder Consent

No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be

efficted by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of this First Restated Certificate of Incorporation, any alteration, amendment or repeal of this Article XI must be approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3 %) of the combined voting power of the issued and outstanding shares of Voting Stock (as defined in Article IX), voting together as a single class.

IN WITNESS WHEREOF, this First Restated Certificate of Incorporation has been signed this 20 day of September, 1999.

UNITED STATES AIRCRAFT CORPORATION

By: Harry V Eastlick

Harry V. Eastlick, President

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "UNITED STATES AIRCRAFT CORPORATION", CHANGING ITS NAME FROM "UNITED STATES AIRCRAFT CORPORATION" TO "NEO VISION CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF SEPTEMBER, A.D. 1999, AT 9 O'CLOCK A.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 3571848

DATE: 12-22-04

0861109 8100

040932832

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NEO VISION CORPORATION", CHANGING ITS NAME FROM "NEO VISION CORPORATION" TO "STORAGE SUITES AMERICA, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF NOVEMBER, A.D. 2002, AT 12:50 O'CLOCK P.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 3571849

DATE: 12-22-04

0861109 8100

040932832

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "STORAGE SUITES AMERICA, INC.", CHANGING ITS NAME FROM "STORAGE SUITES AMERICA, INC." TO "BIO-MATRIX SCIENTIFIC GROUP INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF DECEMBER, A.D. 2004, AT 5:52 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

0861109 8100

040891468

AUTHENTICATION: 3543772

DATE: 12-13-04

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:52 PM 12/09/2004
FILED 05:52 PM 12/09/2004
SRV 040891453 - 0961309 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

STORAGE SUITES AMERICA, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is
Storage Suites America, Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article One (1) thereof and by substituting in lieu of said Article the following new Article:

"Article One: The name of the Corporation shall be Bio-Matrix Scientific Group Inc."

3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

David R. Koos, Corporate Secretary

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE SAID "BIO-MATRIX SCIENTIFIC GROUP INC.", FILED A CERTIFICATE OF AMENDMENT, CHANGING ITS NAME TO "BMXP HOLDINGS INC.", THE TWENTY-FIRST DAY OF AUGUST, A.D. 2006, AT 5:22 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "BIO-MATRIX SCIENTIFIC GROUP INC." WAS INCORPORATED ON THE SIXTH DAY OF OCTOBER, A.D. 1978.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

0861109 8320

071125212

AUTHENTICATION: 6081437

DATE: 10-17-07

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BMXP HOLDINGS INC.", CHANGING ITS NAME FROM "BMXP HOLDINGS INC." TO "FREEDOM ENVIRONMENTAL SERVICES, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF MAY, A.D. 2008, AT 3:56 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE ELEVENTH DAY OF JUNE, A.D. 2008.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

0861109 8100

080628235

AUTHENTICATION: 6625865

DATE: 05-30-08

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

OF

BMXP Holdings, Inc.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That pursuant to a written consent of the Board of Directors of BMXP Holdings, Inc. on May 29, 2008, resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendments is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered *"I"* so that, as amended, said Article shall be and read as follows:

"Effective June 11 , 2008 The name of the corporation is Freedom Environmental Services, Inc."

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered *"IV"* so that, as amended, said Article shall be and read as follows:

"The Corporation shall be authorized to issue One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share and Seventy Five Million Shares of Preferred Stock, par value $0.001 per share.
Effective as of June 11, 2008(the *"Effective Time"*), each share of common stock of the Corporation issued and outstanding or held as treasury shares at the Effective Time shall automatically be reclassified and continued (the *"Reverse Split"*) without any action on the part of the holder thereof, as 0.05 of one share on common stock. No fractional shares will be issued for any fractional share interest created by the Reverse Split; those stockholders affected will receive a full share of common stock for any fractional share interest created by the Reverse Split."

SECOND: That written consent to this amendment, signed by the holders of outstanding stock of the corporation having the requisite number of votes that would be necessary to authorize this action at a meeting of stockholders duly called and held for such purpose, has been given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That, for book-keeping purposes, the affective date of this Certificate of Amendment shall be June 11, 2008.

In Witness Thereof, said corporation has caused this certificate to be signed this 29th day of May, 2008.

By:/s/David R Koos

Chairman and CEO